EXHIBIT 4 (a)



                          THIRD MODIFICATION AGREEMENT

THIRD MODIFICATION AGREEMENT ("AGREEMENT") ENTERED INTO AS OF THE 15TH DAY OF DECEMBER, 2000 BY AND BETWEEN KABLE NEWS COMPANY, INC., AN ILLINOIS CORPORATION ("BORROWER"), AMREP CORPORATION, AN OKLAHOMA CORPORATION ("PARENT"), KABLE NEWS EXPORT, LTD, A DELAWARE CORPORATION, KABLE NEWS COMPANY OF CANADA, LTD, AN ONTARIO, CANADA CORPORATION, KABLE NEWS INTERNATIONAL, INC., A DELAWARE CORPORATION, KABLE FULFILLMENT SERVICES OF OHIO, INC., A DELAWARE CORPORATION, DISTRIBUNET INC., A DELAWARE CORPORATION AND MAGAZINE CONNECTION INC., A DELAWARE CORPORATION (COLLECTIVELY REFERRED TO HEREIN AS "SUBSIDIARIES" AND BORROWER, PARENT AND SUBSIDIARIES COLLECTIVELY REFERRED TO HEREIN AS "BORROWING PARTIES"), AND AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO INDIVIDUALLY AND AS AGENT ("AGENT") FOR HELLER FINANCIAL, INC. ("HELLER"), OLD KENT BANK ("OLD KENT"), NATIONAL CITY BANK OF MICHIGAN/ILLINOIS ("NATIONAL CITY") AND FIRST BANK ("FIRST BANK") (AGENT, HELLER, OLD KENT, NATIONAL CITY AND FIRST BANK COLLECTIVELY REFERRED TO HEREIN AS "LENDERS")

                               W I T N E S S E T H

WHEREAS, Borrower has executed that certain Loan Agreement dated September 15, 1998 ("Loan Agreement") as modified by that certain Modification Agreement dated July 7, 1999 and that certain Second Modification Agreement dated June 29, 2000 relating to certain Loans ("Loans") made by Lenders to Borrower, to wit, a certain Forty Million and No/100 ($40,000,000.00) Dollar Secured Revolving Credit Facility, a certain One Million Two Hundred Thousand and No/100 ($1,200,000.00) Dollar Secured Term Loan and a certain One Million Five Hundred Thousand and No/100 ($1,500,000.00) Dollar Secured Term Loan; and

          WHEREAS, the Loans are evidenced by Notes (the "Notes") executed by Borrower and delivered to the Lenders; and

          WHEREAS,  in connection  with the Loans,  Borrower and each Subsidiary
     have  executed  and  delivered  certain  Security   Agreements   ("Security
     Agreements"); and

          WHEREAS,  in  connection  with the Loans,  Borrower  has  executed and
     delivered  that  certain  Trademark  Collateral   Assignment  and  Security
     Agreement ("Trademark Assignment"); and

          WHEREAS, in connection with the Loans, Parent and each Subsidiary have executed and delivered those certain Guaranties ("Guaranties"); and

          WHEREAS, in connection with the Loans, Parent has executed and delivered that certain Stock Pledge Agreement ("Stock Pledge") (the Loan Agreement, the Notes, Security Agreements, Trademark Assignment, Guaranties and Stock Pledge all collectively referred to herein as the "Loan Documents"); and

          WHEREAS, Lenders and Borrowing Parties are desirous of modifying certain terms of the Loan Agreement.

          NOW THEREFORE, in consideration of the mutual premises of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged,

         IT IS AGREED:

                  1. Preambles. The preambles to this Agreement are fully incorporated herein by this reference thereto with the same force and effect as though restated herein.

                  2. Defined Terms. To the extent not otherwise defined herein to the contrary, all capitalized terms and/or phrases used in this Agreement shall have the respective meanings assigned to them in the Loan Documents.

                  3. Modification of Loan Agreement.  In addition to all other reporting requirements contained in Section 6.1 of the Loan Agreement, the following additional reporting requirement is hereby added to said Section:

                         "(xiv) Within the later of (A) five Business Days after
                    the following described financial statements of Senequier Holdings, L.P., a Texas limited partnership ("Superstand"), are provided to Distribunet pursuant to Section 11.3 of the Amended and Restated Limited Partnership Agreement dated as of August 31, 2000 of Superstand, and (B) (x) 120 days of the end of each fiscal year of Superstand, audited financial statements of Superstand for said fiscal year, and (y) 45 days of the end of each fiscal quarter of Superstand, internally prepared interim quarterly financial statements of Superstand reflecting the financial condition of Superstand as of the end of such quarter and the results of operations of Superstand for such quarter."

                  4. Other Loan Document Modifications. All Loan Documents are hereby deemed amended and modified to provide that any and all references to any Loan Documents therein are hereby deemed to be references to said Loan Documents as modified by this Agreement.

                  5. Reaffirmation. The Borrowing Parties do hereby affirm each and every covenant, condition, obligation and provision set forth in the Loan Documents, as modified hereby. The Borrowing Parties hereby restate and reaffirm all of the warranties and representations contained in the Loan Documents, as modified hereby, as being true and correct as of the date hereof.

                  6. No Custom. This Agreement shall not establish a custom or waive, limit or condition the rights and remedies of Lenders under the Loan Documents, all of which rights and remedies are expressly reserved.

                   7. Reaffirmation of Loan Documents, No Novation. Except as may be expressly set forth herein to the contrary, the Loan Documents remain unmodified, and all other terms and conditions thereof remain in full force and effect. Notwithstanding anything to the contrary contained herein, Borrowing Parties and Lenders expressly state, declare and acknowledge that this Agreement is intended only to modify each Borrowing Party's continuing obligations in the manner set forth herein, and is not intended as a novation of any and all amounts presently due and owing from any Borrowing Party to Lenders.

                   8. Captions; Counterparts. The captions used herein are for convenience of reference only and shall not be deemed to limit or affect the construction and interpretation of the terms of this Agreement. This Agreement may be signed in counterparts, each of which shall be deemed an original and all of which shall be deemed one Agreement.

                   9. Choice of Law and Severability. This Agreement shall be governed and construed under the laws of the State of Illinois. If any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement will not be affected thereby and the provisions of this Agreement shall be severable in any such instance.

                         IN WITNESS  WHEREOF,  the parties  hereto have executed
                    this Agreement as of the day and year first above written.

                                                     BORROWER:

                                                     KABLE NEWS COMPANY, INC.,
                                                     an Illinois corporation



                                                    By: /s/ Michael P. Duloc
                                                       Title: President
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LENDERS:                                         KABLE NEWS INTERNATIONAL, INC.,
                                                 a Delaware corporation
AMERICAN NATIONAL BANK AND TRUST
COMPANY OF CHICAGO,
Individually and as Agent for all Lenders        By: /s/ Michael P. Duloc

                                                 Title: President
By: /s/ Brian P. Mulroney

Title: Vice President
                                                 KABLE FULFILLMENT SERVICES
                                                 OF OHIO, INC.,
                                                 a Delaware corporation

PARENT:

AMREP CORPORATION, an Oklahoma corporation       By: /s/ Bruce Obendorf
                                                 Title: Vice President
By: /s/ Peter M. Pizza

Title: Vice President
                                                  DISTRIBUNET INC.,
                                                  a Delaware corporation

SUBSIDIARIES:
                                                  By: /s/ Michael P. Duloc
KABLE NEWS EXPORT, LTD.,                          Title: President
a Delaware corporation


By: /s/ Michael P. Duloc

Title: President                                   MAGAZINE CONNECTION INC.,
                                                   a Delaware corporation



                                                   By: /s/ Michael P. Duloc
KABLE NEWS COMPANY OF CANADA LTD.,                 Title: President
an Ontario, Canada corporation



By: /s/ Michael P. Duloc
Title: President
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